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                                                                  Exhibit 5.1

                              FORM OF LEGAL OPINION
                              ---------------------
                         [Hunton & Williams letterhead]



                                  May 12, 1998

Dolphin, Inc.
3100 New York Dr.
Pasadena, CA  91107

                           S-4 Registration Statement
                           --------------------------

Ladies and Gentlemen:

     We have acted as counsel to Dolphin, Inc., a Delaware corporation (the "Company"), in connection with the offering and sale (the "Offering") of shares of the common stock, par value $0.01 per share, of the Company (the "Shares"). The Shares are to be issued pursuant to an Agreement and Plan of Merger, dated February 10, 1998 (the "Merger Agreement"), by and among the Company, EarthLink Network, Inc., a Delaware corporation ("EarthLink"), and Dolphin Sub, Inc., a Delaware corporation ("Newco Sub"). The Merger Agreement and the merger of such entities (the "Merger") pursuant thereto is described in the Proxy Statement/Prospectus ("Proxy/Prospectus") that forms part of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 12, 1998 (the "Registration Statement"). Pursuant to the Merger, Newco Sub will be merged with and into EarthLink, and each outstanding share of the common stock of EarthLink will be converted into one share of the common stock of the Company.

     In giving this opinion letter, we have examined the following:

     (i) the Company's Certificate of Incorporation, as filed with the Secretary of State of Delaware;

     (ii)  the Company's Bylaws;

     (iii) the Registration Statement, including the Proxy/Prospectus contained therein as part of the Registration Statement;

     (iv)  the Merger Agreement; and


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Dolphin, Inc.
May 12, 1998
Page 2

     (v) originals (or copies identified to our satisfaction) of such other documents and records of the Company, together with certificates of public officials and officers of the Company, and such other documents, certificates, records and papers as we have deemed necessary or appropriate for purposes of this opinion.

     With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of originals of all documents submitted to us as certified or reproduced copies.

     Based solely on the foregoing, and without further investigation, we are of the opinion that: when, as and if (i) the Registration Statement has become effective pursuant to the provisions of the Securities Act of 1933,
(ii) the Merger is properly consummated in accordance with the terms of the Merger Agreement, and in connection therewith the Shares are validly and properly issued by the Company in the form of and containing the terms described in the Registration Statement, and (iii) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation the order of effectiveness from the SEC, the Shares, when sold, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm as an expert in the section titled "Legal Matters" of the Proxy Statement/Prospectus.

     We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                                 Very truly yours,

                                                 /s/ Hunton & Williams
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                                                 HUNTON & WILLIAMS